Exhibit 99.1

First Quarter 2019 Investor Update Oglethorpe Power Corporation May 21, 2019 First Quarter 2019 Investor Update

Notice to Recipients Cautionary Note Regarding Forward Looking Statements Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the Securities and Exchange Commission on May 13, 2019, and “RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on March 29, 2019. This electronic presentation is provided as of May 21, 2019. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that could have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. First Quarter 2019 Investor Update2

Presenters and Agenda Mike Smith President and Chief Executive Officer Betsy Higgins Executive Vice President and Chief Financial Officer Mike Price Executive Vice President and Chief Operating Officer • • • • Member Financial Update Vogtle 3 & 4 Update Operations Update Financial and Liquidity Update First Quarter 2019 Investor Update3

Member Systems at a Glance

Members' Service Territory and Competition

- Serve 1.9 million meters, representing approximately 4.1 million people.
  - Covers 38,000 square miles, or 65% of Georgia.
  - Includes 151 out of 159 counties in Georgia.
- No residential competition.
- Exclusive right to provide retail service in designated service territories.
- Competition only at inception for C&I loads in excess of 900kW.


= Oglethorpe's 38 Members

Members' Load

- MWh Sales of over 40 million in 2018.
- Average Residential Revenue of 11.3 cents/kWh in 2018.
- 67% of MWh sales were to residential class.

2018 Member Customer Base by MWh Sales


Residential Service 67%
Commercial & Industrial 30%
Other 3%

Revenue Contribution to Oglethorpe

- In 2018, Jackson EMC and Cobb EMC accounted for 14.1% and 13.9% of our total revenues, respectively.
- No other Member over 10%.

Member Average Financial Ratios

TIER:
2.64x

Equity/Assets:
42%

Equity/Total Capitalization:
52%

Members' Aggregate Financial Metrics

Total Annual Revenues:
$4.2 billion

Total Net Margins:
$264 million

Total Patronage Capital:
$3.7 billion

Total Assets:
$8.8 billion

Note: Oglethorpe's debt is not the direct obligation of the Members and, as a result, the capital of the Members does not directly support the principal and interest payments to be made by Oglethorpe on its outstanding indebtedness.

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Stable Financial History of Oglethorpe’s 38 Members Total Operating Revenue – 38 Member Aggregate 4,500 4,000 3,500 3,000 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Average TIER 4.00 3.00 2.00 1.00 - 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Average Equity to Assets 44% 40% 36% 32% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Average Equity to Total Capitalization 60% 55% 50% 45% 40% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 $ Millions First Quarter 2019 Investor Update5

Vogtle 3 & 4 Update • Oglethorpe Budget is $7.5 billion which incudes a project-level contingency and a separate Oglethorpe-level contingency. • Official Project Schedule has in-service (COD) dates of November 2021 & 2022. • Site working towards more aggressive schedule. – Re-baseline of aggressive schedule completed by Southern Nuclear in April. – No change to official in-service dates – maintains margin. – No change to budget due to re-baseline. • Monthly construction production targets will continue to increase in 2019 to support the site aggressive schedule. First Quarter 2019 Investor Update6

Vogtle 3 & 4 Construction Update

U3 Progress

- Set Courses 13, 14, 15, and 16 of the Shield Building to EL 248′6″ (Top Photo)
- Complete Initial Energization – offsite power supplied to permanent plant distribution network
- Completed the weld out of the top head of the containment vessel



U3 Look Ahead

- Complete testing and commissioning of the polar crane
- Set the lower internals into the reactor vessel
- Place concrete in courses 15 & 16 of the Shield Building to EL 248′6″
- Temporary control room set up to support Integrated Flush testing

U4 Progress

- Complete placement of all concrete floors at EL 107′ in the Containment Building (Bottom Photo)
- Set the Passive Residual Heat Removal (PRHR) heat exchanger inside the Containment Building
- Completed concrete placements RC-07A and RC-09 for the Shield Building



U4 Look Ahead

- Place concrete in area 2 of the Auxiliary Building at EL 117′ (main control room floor)
- Set Core Make Up Tank 02A in the Containment Building
- Complete construction and turn over of the 220/25 Ton Bridge Crane in the Turbine Building

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Vogtle 3 & 4: Spending • • Oglethorpe’s investment as of March 31, 2019 was $4.1 billion. Oglethorpe’s project budget is $7.5 billion. $7.5 $7.0 $6.5 $6.0 $5.5 $5.0 $4.5 $4.0 $3.5 $3.0 $2.5 $2.0 $1.5 $1.0 $0.5 $-due to Toshiba MAY 2005 Development AgreementAPR 2006 Definitive MAR 2008 Filed COL with NRC MAY 2010 Signed DOE Conditional Term Sheet FEB 2012 COLs Issued FEB 2014 Start of DOE Funding DEC 2015 Settlement Agreement with 2017 WEC Bankruptcy/ SNC Assumes SEP 2018 Budget Adjustment, Vote to NOV 2021 Unit 3 In-Service NOV 2022 Unit 4 In-Service MAR 2013 Unit 3 First project DEC 2017 AUG 2011 Contractors Agreements mgmt. Georgia PSC Continue Nuclear Concrete NOV 2013 Unit 4 First Nuclear Concrete NRC Completed Work on FSER for both AP1000 DCD and COL DEC 2011 DCD Final Rule Effective AUG 2009 NRC Issuance of ESP/LWA Decision on MAY 2021 Unit 3 Fuel Load MAR 2019 New $1.6B DOE Loan Commitment AUG 2006 Filed Early Site Permit (ESP) with NRC Continuation of Project and Receipt of Toshiba Guaranty in Full MAY 2022 Unit 4 Fuel Load (Billions) First Quarter 2019 Investor Update8 ActualForecast $4.1 billion spent Through 3/31/2019 Reduced by $1.1 billion in 2017 Guarantee payment

Members' Rates are Competitive Residential Retail Rate Comparison (Cents per kWh) 13.0 12.0 12.0 11.9 11.7 12.0 11.6 11.4 11.0 11.0 11.0 10.8 11.0 10.0 10.4 10.0 10.2 10.0 9.8 9.0 9.0 8.08.0 8.0 7.0 6.0 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 (a) (b) Oglethorpe Member Average Georgia Power (a) 2018 Rates range from approximately 9.83 to 14.06 cents per kWh. (b) Source: Georgia Power Company Form 10-K. Note: U.S. Residential Retail Average for 2018 was 12.47 cents per kWh (source: U.S. Energy Information Administration) cents/kWh First Quarter 2019 Investor Update9 12.412.212.4 11.3 10.3 10.410.9 9.09.09.1 8.78.9 7.7 7.3

Impact of Vogtle 3 & 4 on Rates • Absent any rate mitigation, Oglethorpe’s average wholesale power rate is projected to increase from where it is today in the mid-six cents per kilowatt-hour range to the mid-to-high-seven cents per kilowatt-hour range in 2023, the first full year both new Vogtle units are expected to be operational. However, many Members have voluntarily implemented independent rate management programs (RMPs) and/or have committed to participate in RMPs that we offer to smooth out rate impacts due to Vogtle. These programs allow for additional collections of near-term future expenses (recorded as a regulatory liability) that will be applied when the expense materializes into rates; this will allow for a gradual increase in their payments to Oglethorpe prior to Vogtle 3&4, in order to soften the impact of full integration of the new Vogtle units’ costs into rates. • • • The expected impact on Oglethorpe’s wholesale rates for participating Members is a reduction of approximately one-third of a cent each year, from the mid-to-high-seven cents per kilowatt-hour range to the low-to-mid-seven cents per kilowatt-hour range. Further, because Oglethorpe only supplies around 60% of its Members’ wholesale power requirements, the ultimate rate impact on the retail consumers may be further mitigated as Members’ rates are blended with their supplemental power supply sources, Oglethorpe Wholesale Average Power Cost (represents ~2/3 of Member Power Supply after Vogtle 3&4 in-service) • transmission and retail distribution costs. 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 First Quarter 2019 Investor Update10 with rate management without rate management Vogtle 3&4 in-service

Oglethorpe Average Wholesale Power Cost (Historical & Projected) Oglethorpe Average Power Cost vs. Oglethorpe Member Average Residential Rate 14 Member Average Residential Rate Average Annual Growth Rate Historical 2005 - 2018: 1.8% Projected 12 10 8 Oglethorpe Average Power Cost 6 Average Annual Growth Rate Projected 2018 - 2028: 1.7% Oglethorpe Average Power Cost 4 Average Annual Growth Rate Historical 2005 - 2018: 2.3% 2 - (a) Oglethorpe Avg. Power Cost Without RMP (a) Oglethorpe Avg. Power Cost With RMP Oglethorpe Avg. Member Residential Rate (a) RMP: Rate management program. Cents / KWh 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 First Quarter 2019 Investor Update11

First Quarter Capacity Factor Comparison Nuclear 100% 75% 50% Hydro 25% 0% Hatch Vogtle Scherer Wansley Chatt Smith Doyle Hawk Hartwell Talbot Rocky Road Mountain First Quarter 2019 Investor Update12 CoalGas - CC 20182019 Pumped Gas - CTStorage

Chattahoochee Energy Facility • Siemens operated & maintained the Chattahoochee Energy Facility on behalf of Oglethorpe since the plant’s in-service date of 2002. Oglethorpe assumed operational responsibility in February 2019 when the Siemens agreement expired. Major maintenance is covered under a new 20-year agreement with Siemens. The transition has gone very well. • • • First Quarter 2019 Investor Update13

Coal Ash Pond Closure • Final EPA Coal Combustion Residuals Rule (CCR) and Effluent Limitation Guidelines Rule (ELG) are applicable to ash ponds at Plants Scherer and Wansley. Georgia Power has now stopped sending ash to the existing ash ponds at both Scherer and Wansley and switched to dry ash handling. The current estimated Oglethorpe cost for closure of the existing coal ash ponds is approximately $400 to $550 million (in year of expenditure dollars). This is in addition to $325 to $350 million in estimated capital cost to build the new ash management and waste water systems to comply with the CCR and ELG rules. • • Scherer Wansley Ash Pond Ash Pond First Quarter 2019 Investor Update14

Income Statement Excerpts

($ in thousands)	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Statement of Revenues and Expenses:					
Operating Revenues:					
Sales to Members[a]	$356,470	$373,401	$1,479,379	$1,433,830	$1,506,807
Sales to non-Members	130	245	734	366	424
Operating Expenses:	290,568	303,715	1,255,137	1,195,326	1,251,567
Other Income	18,564	15,938	68,262	64,985	56,903
Net Interest Charges	61,000	58,469	242,039	252,578	262,222
Net Margin[a]	**$23,596**	**$27,400**	**$51,199**	**$51,277**	**$50,345**
Margins for Interest Ratio[b]	**n/a**	**n/a**	**1.14x**	**1.14x**	**1.14x**
Sales to Members					
Average Power Cost (cents/kWh)	**7.59**	**7.32**	**6.43**	**6.02**	**5.90**
Sales to Members (MWh)	**4,698,135**	**5,100,326**	**23,011,079**	**23,813,679**	**25,522,852**

(a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe's Margins for Interest by Interest Charges, both as defined in Oglethorpe's First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14 each year, starting in 2010, above the minimum 1.10 ratio required by the Indenture, and the 2019 budget also includes a 1.14 Margins for Interest ratio. Oglethorpe's Board of Directors will continue to evaluate margin coverage throughout the Vogtle construction period and may chose to further increase, or decrease, the Margins for Interest ratio in the future, although not below 1.10.

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Balance Sheet Excerpts

($ in thousands)	March 31, 2019	December 31, 2018	December 31, 2017
Balance Sheet Data:			
Assets:			
Electric Plant:			
Net Plant in Service	$4,610,251	$4,739,565	$4,584,075
CWIP	4,119,600	3,866,042	2,935,868
Nuclear Fuel	368,325	358,358	358,562
Total Electric Plant	$9,098,176	$8,963,965	$7,878,505
Investments, Current Assets and Deferred Charges	3,022,845	3,219,303	3,049,634
Total Assets	**$12,121,021**	**$12,183,268**	**$10,928,139**
Capitalization:			
Patronage Capital and Membership Fees	$985,882	$962,286	$911,087
Accumulated Other Comprehensive Deficit	-	-	-
Subtotal	**$985,882**	**$962,286**	**$911,087**
Long-term Debt and Finance Leases	$8,960,975	$8,808,878	$8,014,754
Other	24,546	21,428	20,051
Total Capitalization	**$9,971,403**	**$9,792,592**	**$8,945,892**
Plus: Unamortized Debt Issuance Costs and Bond Discounts on LT debt	$113,974	$103,332	$95,613
Plus: Long-term Debt and Capital Leases due within one year	221,317	522,289	216,694
Total Long-Term Debt and Equities	**$10,306,694**	**$10,418,213**	**$9,258,199**
Equity Ratio[a]	**9.6%**	**9.2%**	**9.8%**

(a) The equity ratio is calculated, pursuant to Oglethorpe's First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus unamortized debt issuance costs and bond discounts and long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant requirement to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in three credit agreements that currently requires a minimum total patronage capital of $750 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements.

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DOE Loan Summary as of April 30, 2019

- An amendment made to the DOE loan agreement in July 2017 suspended our ability to advance funds under this loan until certain conditions were met.
- On March 7, 2019 we and the DOE entered into an amendment and waiver to the loan guarantee agreement, which allowed us to receive an advance of $585 million on March 15th.
- On March 22, 2019 we closed on the Amended and Restated Loan Guarantee Agreement with the DOE which increased Oglethorpe's DOE loan financing from $3.06 billion to $4.68 billion.

DOE Guaranteed Loans[a]

Purpose/Use of Proceeds	Approved	Advanced	Remaining Amount
Vogtle Units 3 & 4			
Principal - 2014 Loan	$2,721,597,857	$2,155,000,000	$566,597,857
Capitalized Interest[b] - 2014 Loan	335,471,604	246,950,359	88,521,245
Principal - 2019 Loan	1,619,679,706	0	1,619,679,706
	$4,676,749,167	**$2,401,950,359**	**$2,274,798,808**

Average interest rate on all advances to-date under this loan is 3.32%

[a] DOE guaranteed loans are funded through Federal Financing Bank and made at comparable Treasury plus 0.375%.
[b] Represents accrued capitalized interest being financed with the 2014 DOE guaranteed loan.

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RUS Loan Summary as of April 30, 2019 RUS Guaranteed Loans(a) Amount Approved Loans General & Environmental Improvements $448,307,000 $360,015,792 $88,291,208 $448,307,000 $360,015,792 $88,291,208 Total amount outstanding under all RUS Guaranteed Loans is $2.6 billion, with an average interest rate of 3.81% (a) RUS guaranteed loans are funded through Federal Financing Bank and made at comparable Treasury plus 0.125%. First Quarter 2019 Investor Update18 Purpose/Use of ProceedsApprovedAdvancedRemaining

Oglethorpe’s Available Liquidity as of May 14, 2019 $2,000 $1,500 $1,000 $500 $0 Cash (a) Total Credit Facilities Less Borrowings Available Credit Facilities Capacity Total Liquidity Represents 611 days of liquidity on hand (excluding Cushion of Credit) (a) In addition, as of April 30, Oglethorpe had $624 million on deposit in the RUS Cushion of Credit Account. The RUS Cushion of Credit Account is designated as restricted investments and can only be used to pay debt service on RUS guaranteed loans. $ millions First Quarter 2019 Investor Update19 $1,610 $461 $1,456 $1,149 $307 Borrowings Detail $251.5 million - Letter of Credit Support for VRDBs & T.A. Smith Facility $200.3 million - CP for Vogtle Interim Financing $9.2 million - CP for Vogtle Interest Rate Hedging

Recent and Upcoming Financing Activity Completed in 2019 March Completed amendments to existing DOE loan and advanced $585 million. Closed new $1.6 billion DOE loan. Paid-off $350 million taxable bullet (6.1% coupon) at maturity. Upcoming in 2019 Summer 2019 Late 2019 RUS loan application for $500-$600 million. Renewal of $1.2 billion syndicated credit facility. First Quarter 2019 Investor Update20

$4.61 $2 $12,121 $12,183 ($ Millions) Electric Plant in Service Hedging, $176 Budget Actual Cost of Power Sales to Members (excluding Rate Additional Member Collections for Expensing of IDC Borrowings (Mil) Cash Balances (Mil) Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec (Billions) Millions ¢/kWh Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Long Term Debt 2019 Taxable$350 RUS$167 DOE$1,152 400 2000200 400 600 800 1,000 1,200 ($ Millions) Actual IssuanceForecasted Issuance Actual RepaymentForecasted Repayment Secured LT Debt (3.31.19): $9.2 billion Weighted Average Cost: 4.08% Equity/Capitalization Ratio: 9.6% Balance Sheet Electric Plant $10 $9 $8 $7$3.87$4.12 $6 $5 $0.36$0.37 $4 $3 $4.74 $1 $0 YE 20183/31/2019 Total Assets Construction Work in Progress Nuclear Fuel Net Margin 2019 $100 $80 $60 $40 $20 $-ActualBudget Liquidity $2,500 $2,250 $2,000 $1,750 $1,500 $1,250 $1,000 $750$1,000$ 1,000 $500 $250 $0 CashBorrowings CP AvailabilityTotal Available Lines of Credit Interim CP Financing April 30, 2019 Vogtle 3&4 Interest Rate $9 Vogtle 3 & 4 Interim Financing, Average Cost of Funds: 2.81% (dollars in millions) Wholesale Power Cost 2019 8.07.877.59 7.0 6.07.757.47 5.0 4.0 YTDYTD Management Program). Rate Management Program. First Quarter 2019 Investor Update 21 2019 $1,610$1,610 1.14 MFI ratio

Additional Information

- A link to this presentation will be posted on Oglethorpe's website www.opc.com.
- Oglethorpe's SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K are made available on its website.
- Member information is filed as an exhibit to Form 10-Q for the first quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe's website.)
- For additional information please contact:

Investor Contacts

Name	Title	Email Address	Phone Number
Betsy Higgins	Executive Vice President and Chief Financial Officer	betsy.higgins@opc.com	770-270-7168
Joe Rick	Director, Capital Markets and Investor Relations	joe.rick@opc.com	770-270-7240
Cheri Garing	Director, Planning and Financial Analysis	cheri.garing@opc.com	770-270-7204

Media Contact

Name	Title	Email Address	Phone Number
Terri Statham	Manager, Media Relations	terri.statham@opc.com	770-270-6990

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